Exhibit 10.1

CONVERSION RIGHTS AGREEMENT

This Conversion Rights Agreement (the “Agreement”), dated effective as of October 14, 2021 (the “Effective Date”), is by and between Blackboxstocks, Inc., a Nevada corporation (the “Company”) and Gust Kepler, an individual resident of the State of Texas (along with any transferee of Holder Shares (hereinafter defined) that enters into a Joinder Agreement (hereinafter defined), the/a “Holder”).

WHEREAS, Holder is the registered beneficial owner of 3,269,998 shares (the “Holder Shares”) of Series A Convertible Preferred Stock (the “Series A Stock”) of the Company as of the Effective Date;

WHEREAS, the Company has requested that Holder agree to limit its right under the Certificate of Designation of the Series A Stock (the “Series A Designation”) to convert the Holder Shares (the “Designation Conversion Rights”) into common stock, par value $0.0001 per share (the “Common Stock”) of the Company as provided in this Agreement; and

WHEREAS, the Holder is willing to forego and limit conversion rights with respect to the Holder Shares, subject to the terms and conditions more particularly described in this Agreement;

NOW THEREFORE, in consideration of the foregoing recitals, the covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

1.        Limits on Conversion of Holder Shares. Notwithstanding the Designation Conversion Rights and/or anything to the contrary in the Series A Designation, the Holder Shares may only be converted into Common Stock of the Company upon the following terms:

(a)          In the event that Company’s Market Capitalization is less than $150,000,000 on the last trading day of any calendar quarter, the outstanding Holder Shares shall be convertible into Common Stock on a 5-for-1 share basis;

(b)          In the event that Company’s Market Capitalization is equal to or greater than $150,000,000 but less than $200,000,000 on the last trading day of any calendar quarter, the outstanding Holder Shares shall be convertible into Common Stock on a 3.3-for-1 share basis;

(c)          In the event that Company’s Market Capitalization is equal to or greater than $200,000,000 but less than $250,000,000 on the last trading day of any calendar quarter, the outstanding Holder Shares shall be convertible into Common Stock on a 2.5-for-1 share basis;

(d)          In the event that Company’s Market Capitalization is equal to or greater than $250,000,000 but less than $350,000,000 on the last trading day of any calendar quarter, the outstanding Holder Shares shall be convertible into Common Stock on a 1.75-for-1 share basis; and

(e)          In the event that Company’s Market Capitalization is equal to or greater than $350,000,000 on the last trading day of any calendar quarter, the outstanding Holder Shares shall be thereafter convertible into Common Stock pursuant to the Designation Conversion Rights (on a 1-for-1 share basis) as provided for in the Certificate of Designation.

(f)         In the event that the conversion ratio for the Holder Shares increases as a result of meeting the Market Capitalization thresholds stated in section 1(b), (c), (d) or (e) above the conversion ratio shall not be reduced at a later date regardless of the Company’s Market Capitalization.

For purposes of this Agreement, “Market Capitalization” shall be calculated by multiplying the total number of issued and outstanding shares of Common Stock plus the total number of common stock equivalent shares (as calculated using the treasury stock method in the same manner as calculating earnings per share in accordance with generally accepted accounting principles) by the Current Market Price on the applicable calculation date. The “Current Market Price” shall be the volume-weighted average price of the Company’s Common Stock on each trading day during the thirty (30) consecutive days immediately preceding the price calculation date. Notwithstanding anything to the contrary in the Series A Designation, conversion of Holder Shares by the Company as provided in this Agreement shall be considered full performance of any and all Company obligations with respect to any Holder Shares tendered for conversion and the Company shall have no further obligation to Holder with respect to such Holder Shares.

2. Joinder of Holder Share Transferees. Prior notice shall be given to the Company by the Holder of any transfer of the Holder Shares. Prior to consummation of any transfer by the Holder of any of the Holder Shares, Holder shall cause: (i) any transferee who is not already a party to this Agreement to execute and deliver to the Company a Joinder Agreement in the form of Exhibit A hereto (a “Joinder Agreement”) and in which such transferee agrees to be bound by the terms and conditions of this Agreement; and (ii) if the transferee is an individual, any spouse of such transferee to execute and deliver to the Company a Spousal Consent. Upon any transfer of Holder Shares by any holder thereof, in accordance with this Section 2 and the other terms of this Agreement, the transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement of, the transferor thereof.

3.         Termination. This Agreement shall terminate upon the earlier of (a) the date on which all of the Holder Shares have been converted to Common Stock and (b) the date the Market Capitalization threshold stated in section 1(e) above is met.

4.            Miscellaneous.

(a)       Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each holder hereby agrees, at the request of the Company, to execute and deliver such additional documents, certificates, instruments, conveyances, and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

(b)         Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an instrument in writing executed by the Company and the Holder (or holders) holding all of the issued and outstanding Holder Shares.

(c)         Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(d)       Spousal Consent. Each holder of Holder Shares who has a spouse on the date of this Agreement or a Joinder Agreement shall cause such holder’s spouse to execute and deliver to the Company a spousal consent in the form of Exhibit B hereto (a “Spousal Consent”), pursuant to which the spouse acknowledges that he or she has read and understood the Agreement and agrees to be bound by its terms and conditions. If any holder of Holder Shares should marry or engage in a marital relationship following the date of this Agreement or a Joinder Agreement, such holder of Holder Shares shall cause his or her spouse to execute and deliver to the Company a Spousal Consent within five business days thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Company:

Blackboxstocks, Inc., a Nevada corporation
By: ____________________________ Robert Winspear, Chief Financial Officer

Holder:

_______________________________ Gust Kepler

Exhibit A

JOINDER AGREEMENT

Reference is hereby made to the Conversion Rights Agreement dated effective as of October 14, 2021 (as amended from time to time, the “Agreement”), by and by and between Blackboxstocks, Inc., a Nevada corporation (the “Company”) and Gust Kepler, an individual resident of the State of Texas (along with any transferee of Holder Shares (hereinafter defined) that enters into a Joinder Agreement (hereinafter defined), the/a “Holder”). Pursuant to and in accordance with Section 2 of the Agreement, the undersigned hereby agrees that upon the execution of this Joinder Agreement, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed to be a Holder of Holder Shares of the Company for all purposes thereof.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Stockholders Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of ________________________.

[TRANSFEREE STOCKHOLDER]
By_____________________ Name: Title:

Exhibit B

CONSENT OF SPOUSE

I, _______________, spouse _______________, acknowledge that I have read the Conversion Rights Agreement Conversion Rights Agreement dated effective as of October 14, 2021, by and by and between Blackboxstocks, Inc., a Nevada corporation (the “Company”) and Gust Kepler, an individual resident of the State of Texas (along with any transferee of Holder Shares (hereinafter defined) that enters into a Joinder Agreement (hereinafter defined), the/a “Holder”), to which this form of Consent is attached as Exhibit B (as amended from time to time, the “Agreement”), and that I understand the contents of the Agreement. I am aware that my spouse is a party to the Agreement and the Agreement contains provisions regarding and limiting the conversion of shares of Series A Convertible Preferred Stock (the “Series A Stock”) of the Company of the Company which my spouse may own, including any interest I might have therein.

I hereby agree that I and any interest, including any community property interest, that I may have in any shares of Series A Stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement, including any limitations on conversion, transfer or other obligations as set forth in the Agreement. I hereby appoint __________________ as my attorney-in-fact with respect to the exercise of any rights and obligations under the Agreement.

This Consent shall be binding on my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this Consent.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right. I am under no disability or impairment that affects my decision to sign this Consent and I knowingly and voluntarily intend to be legally bound by this Consent.

Dated as of __________

___________________________ (Signature) ___________________________ (Print Name)